EXHIBIT 23.01



   Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Registration Statements Nos. 33-46124, 33-91550, 333-25129 and 333-76879 of General Employment Enterprises, Inc. Stock Option Plans, on Form S-8 of our report dated November 9, 2005, relating to the consolidated financial statements of General Employment Enterprises, Inc. and subsidiary included in the Annual Report (Form 10-KSB) for the years ended September 30, 2005 and 2004.


                                              /s/ BDO Seidman, LLP


Chicago, Illinois
November 21, 2005